Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-170906, 333-168599, 333-161163, 333-152576, 333-127354, 333-107988, 333-101828, 333-74610, 333-49350, 333-52598, 333-59843, 333-37111, and 333-20225) of Zoran Corporation of our report dated February 26, 2009, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 4, 2011